UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 18, 2014

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50855 (Commission File Number)	23-3016883 (I.R.S. Employer Identification No.)

640 Lee Road
Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  Compensatory Arrangement of Certain Officers

On February 18, 2014, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Auxilium Pharmaceuticals, Inc. (the “Company”), after thorough evaluation, and in consultation with its compensation consultant, Radford, a division of AON Hewitt, approved a performance share long-term incentive award program based on a 3-Year Relative Total Shareholder Return (the “2014 TSR Program”) with the purpose of enhancing and refining the performance incentives provided to the members of the Company’s executive leadership team (the “ELT”).  Grants under the 2014 TSR Program consist of restricted stock units to the ELT members under the Company’s 2004 Equity Compensation Plan, as amended and restated (the “Equity Compensation Plan”).  The restricted stock units vest on the earlier of December 31, 2016 and a Change of Control, as defined in the Equity Compensation Plan.  The number of shares of the Company’s common stock contained in each restricted stock unit actually earned by each ELT member pursuant to the respective grant is based upon the Company achieving a total shareholder return (“TSR”) relative to the S&P Composite 1500- Pharmaceuticals, Biotechnology & Life Sciences Index (the “Reference Index”) equal to that of the 75th percentile of the Reference Index for the period from January 1, 2014 to the earlier of December 31, 2016, or a Change of Control (the “Target TSR”).  The number of shares of the Company’s common stock contained in each restricted stock unit actually earned pursuant to the grant may increase or decrease as follows:

•                  To the extent that the Company’s TSR during the measurement period is less than the Target TSR, the number of shares of the Company’s common stock contained in each restricted stock unit actually earned pursuant to the grant will decrease by 1% for each full 1% below the Target TSR, not to exceed a minimum of 50% below the Target TSR (the “Threshold Goal”), and that portion of the grant representing shares that have not been earned will be deemed to be cancelled and forfeited.

•                  To the extent that the Company’s TSR during the measurement period is greater than the Target TSR, the number of shares of the Company’s common stock contained in each restricted stock unit actually earned pursuant to the grant will increase by 1% for each full 1% above the Target TSR, not to exceed a maximum of 50% above the Target TSR (the “Stretch Goal”).

•                  If the Company’s TSR during the measurement period does not achieve the Threshold Goal, the entire amount of the grant will be deemed to be cancelled and forfeited.

For purposes of the 2014 TSR Program, the Reference Index companies will be defined as those companies constituting the Reference Index on the first day of the three-year performance period, January 1, 2014, and any subsequent reconstitution of the Reference Index companies during the performance period will not be included, as further described in the 2014 TSR Program restricted stock unit grant agreement (the “2014 TSR Program Agreement”).  Notwithstanding the foregoing, in the event of a merger or acquisition or business combination transaction of a Reference Index company by or with an entity that is not in the Reference Index, a “going private” transaction involving a Reference Index company or the liquidation of a Reference Index company, where the Reference Index company is not the surviving entity or is otherwise no longer publicly traded, the company shall no longer be in the Reference Index.  In the event of a bankruptcy of a Reference Index company, such company shall remain in the Reference Index with a cumulative score of negative 100%.

In the event a Change of Control, as defined in the Equity Compensation plan, occurs while the grantee is employed by, or providing service to, the Company, the measurement period will end on the date of such change of control and the shares of Company common stock contained in each restricted stock unit deemed to be then earned pursuant to the grant will be equal to the greater of number of shares of Company common stock (i) earned pursuant to the 2014 TSR Program Agreement based upon the Company’s actual TSR during such shortened measurement period, and (ii) that would have been earned had the Company’s TSR during such shortened measurement period been equal to the Target TSR.

The number of shares of Company common stock that could be earned pursuant to the restricted stock units granted to each named executive officer based upon the achievement of the Threshold Goal, the Target TSR and the Stretch Goal is set forth in the table below:

	Shares of Common Stock to be Earned Pursuant to Restricted Stock Units
Position	Threshold Goal	Target TSR	Stretch Goal
Chief Executive Officer	29,000	58,000	87,000
Other Named Executive Officers	12,000	24,000	36,000

The full text of the form of the 2014 TSR Program Agreement (the “Agreement”) for the restricted stock unit awards described above is attached as Exhibit 10.1 to this report and is incorporated by reference into this Item 5.02.  The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the 2014 TSR Program Agreement.

Item 9.01                                           Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Form of Restricted Stock Unit Grant Agreement- Performance Share Award under the Auxilium Pharmaceuticals, Inc. 2004 Equity Compensation Plan, as amended and restated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: February 24, 2014	By:	/s/ Andrew I. Koven
Andrew I. Koven
Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Restricted Stock Unit Grant Agreement- Performance Share Award under the Auxilium Pharmaceuticals, Inc. 2004 Equity Compensation Plan, as amended and restated